Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of TranSwitch Corporation (the “Company”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter J. Tallian, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/S/ PETER J. TALLIAN
Peter J. Tallian Senior Vice President, Chief Financial Officer and Treasurer

March 11, 2005

*	A signed original of this written statement required by Section 906 has been provided to TranSwitch Corporation and will be retained by TranSwitch Corporation and furnished to the Securities and Exchange Commission or its staff upon request.